As filed with the Securities and Exchange Commission on October 26, 2026

Registration No. 33-72066

Registration No. 33-89442

Registration No. 33-93396

Registration No. 333-86043

Registration No. 333-86195

Registration No. 333-92995

Registration No. 333-82760

Registration No. 333-101355

Registration No. 333-155171

Registration No. 333-177736

Registration No. 333-184722

Registration No. 333-240196

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-72066

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-89442

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-93396

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-86043

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-86195

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-92995

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-82760

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-101355

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-155171

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-177736

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-184722

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-240196

UNDER

THE SECURITIES ACT OF 1933

NATHAN'S FAMOUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3166443
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

One Jericho Plaza

Jericho, New York 11753

(Address of Principal Executive Offices, including Zip Code)

Nathan's Famous Inc., 1992 Stock Option Plan

Nathan's Famous, Inc. Outside Director Stock Option Plan

Nathan's Famous Inc., 1992 Stock Option Plan, as amended

Common Stock Purchase Warrants

Nathan's Famous, Inc. 1998 Stock Option Plan

Nathan's Famous, Inc. -- Miami Subs Stock Options

Nathan's Famous, Inc. 2001 Stock Option Plan

Nathan's Famous, Inc. 2002 Stock Incentive Plan

2010 Stock Incentive Plan

2010 Stock Incentive Plan, as amended

Nathan's Famous, Inc. 2019 Stock Incentive Plan

(Full title of the Plans)

Eric Gatoff
Nathan's Famous, Inc.

Chief Executive Officer

One Jericho Plaza

Jericho, New York 11753

(516) 338-8500

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Wayne A. Wald, Esq.
Palash I. Pandya, Esq.

Akerman LLP

1251 Avenue of the Americas, 37th Floor

New York, New York 10020

(212) 880-3800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”), which were previously filed with the Securities and Exchange Commission (the “SEC”), are being filed by Nathan's Famous, Inc., a Delaware corporation (the “Registrant”), to deregister all shares of the Registrant’s common stock, par value $0.01 per share (the “Shares”), together with any and all plan interests and other securities registered thereunder, in each case, that remain unissued under the following Registration Statements:

•	Registration Statement on Form S-8 (No. 33-72066) pertaining to the registration of 375,000 Shares issuable under the Registrant's Nathan's Famous Inc., 1992 Stock Option Plan, which was filed with the SEC on November 23, 1993.

•	Registration Statement on Form S-8 (No. 33-89442) pertaining to the registration of 200,000 Shares issuable under the Registrant's Nathan's Famous, Inc. Outside Director Stock Option Plan, which was filed with the SEC on February 14, 1995.

•	Registration Statement on Form S-8 (No. 33-93396) pertaining to the registration of 525,000 Shares issuable under the Registrant's Nathan's Famous Inc., 1992 Stock Option Plan, as amended, which was filed with the SEC on June 12, 1995.

•	Registration Statement on Form S-8 (No. 333-86043) pertaining to the registration of 150,000 Shares issuable to purchase a Common Stock Purchase Warrant, which was filed with the SEC on August 27, 1999.

•	Registration Statement on Form S-8 (No. 333-86195) pertaining to the registration of 500,000 Shares issuable under the Registrant's Nathan's Famous, Inc. 1998 Stock Option Plan, as amended, which was filed with the SEC on August 30, 1999.

•	Registration Statement on Form S-8 (No. 333-92995) pertaining to the registration of 525,590 Shares issuable as non-qualified stock options in connection with the Registrant's Nathan's Famous, Inc. - Miami Subs Stock Options, which was filed with the SEC on December 17, 1999.

•	Registration Statement on Form S-8 (No. 333-82760) pertaining to the registration of 350,000 Shares issuable under the Registrant's Nathan's Famous, Inc. 2001 Stock Option Plan, which was filed with the SEC on February 14, 2002.

•	Registration Statement on Form S-8 (No. 333-101355) pertaining to the registration of 300,000 Shares issuable under the Registrant's Nathan's Famous, Inc. 2002 Stock Incentive Plan, which was filed with the SEC on November 20, 2002.

•	Registration Statement on Form S-8 (No. 333-155171) pertaining to the registration of pertaining to the registration of 275,000 Shares issuable under the Registrant's Nathan's Famous, Inc. 2001 Stock Option Plan, which was filed with the SEC on November 7, 2008.

•	Registration Statement on Form S-8 (No. 333-177736) pertaining to the registration of 150,000 Shares issuable under the Registrant’s 2010 Stock Incentive Plan, which was filed with the SEC on November 4, 2011.

•	Registration Statement on Form S-8 (No. 333-184722) pertaining to the registration of 250,000 Shares issuable under the Registrant’s 2010 Stock Incentive Plan, as amended, which was filed with the SEC on November 2, 2012.

•	Registration Statement on Form S-8 (No. 333-240196) pertaining to the registration of 369,584 Shares issuable under the Registrant’s Nathan's Famous, Inc. 2019 Stock Incentive Plan, which was filed with the SEC on July 30, 2020.

Pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 20, 2026, among the Registrant, Smithfield Foods, Inc., a Virginia corporation (“Buyer”) and Boardwalk Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Buyer (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a wholly-owned subsidiary of Buyer. The Merger became effective on October 26, 2026.

In connection with the closing of the Merger, the Registrant is terminating all offerings pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered but remaining unsold under the Registration Statements as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 21, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Jericho, State of New York, on October 26, 2026.

NATHAN’S FAMOUS, INC.

By:	/s/ Eric Gatoff
Name:	Eric Gatoff
Title:	Chief Executive Officer